UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 21, 2015

APOLLO MEDICAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-25809	46-3837784
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

700 N. Brand Blvd., Suite 220, Glendale, CA 91203

(Address of principal executive offices) (zip code)

(818) 396-8050

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Director of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 21, 2015, Mitchell Creem and Lance Jon Kimmel resigned as directors of Apollo Medical Holdings, Inc. (the “Company”), effective immediately. Mr. Creem resigned in order to pursue other business endeavors. Following Mr. Kimmel’s resignation, the law firm of which he is the founder and managing partner, SEC Law Firm, was engaged as the Company’s general outside counsel. Each of Messrs. Creem and Kimmel indicated that his resignation was not the result of any disagreement with the Board or with the Company's management. Following these resignations, the Board will reduce the size of the Board to five members, a majority of whom will continue to be independent as required by the rules of the Nasdaq Capital Market, which had previously granted the Company conditional approval to list its common stock thereon. That listing has not yet taken place.

Also on September 21, 2015, Mr. Creem resigned as Chief Financial Officer of the Company, for the reasons stated in this previous paragraph and not as a result of any disagreement with the Board or the Company’s management. William R. Abbott, the Company’s Controller, has been appointed as Interim Chief Financial Officer. The Company has engaged the services of a leading executive search firm to find a permanent Chief Financial Officer.

Mr. Abbott joined the Company as Vice President of Finance and Corporate Controller in December 2014. From 2011 to 2014, he was an independent consultant providing accounting and advisory services. From 2006 to 2011, Mr. Abbott served as Senior Vice President, Chief Financial Officer, Secretary and Treasurer for Cardiogenesis Corporation. From 1997 to 2005, Mr. Abbott served in financial management positions at Newport Corporation, including as Vice President of Finance and Treasurer from 2001 to 2005 and Vice President and Corporate Controller from 1997 to 2001. Prior to that, Mr. Abbott served as Vice President and Corporate Controller of Amcor Sunclipse North America, Director of Financial Planning for the Western Division of Coca-Cola Enterprises, Inc. and Controller of McKesson Water Products Company. Mr. Abbott also spent six years in management positions at PepsiCo, Inc. after beginning his career with PricewaterhouseCoopers, LLP. Mr. Abbott has a Bachelor of Science degree in accounting from Fairfield University and a Masters in Business Administration degree from Pepperdine University.

Item 7.01.	Regulation FD Disclosure.

On September 21, 2015, the Company issued a press release announcing the management changes described in Item 5.02 of this Form 8-K. A copy of the Company's press release is furnished with this Form 8-K and attached hereto as Exhibit 99.1. The information in Exhibit 99.1 shall not be deemed "filed" for purposes of Section 18 of the Exchange Act and shall not be deemed incorporated by reference into any filing under the Securities Act.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Apollo Medical Holdings, Inc. Press Release dated September 24, 2015.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO MEDICAL HOLDINGS, INC.

Dated: September 25, 2015	By:	/s/ Warren Hosseinion
Name: Warren Hosseinion
Title: Chief Executive Officer